UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022

FREYR Battery

(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412F, route D’Esch, L-2086 Luxembourg Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +352 46 61 11 3721
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2022, FREYR Battery (the “Company” or “FREYR”) announced the appointment of Oscar K. Brown as the Company’s Group Chief Financial Officer, effective on the date thereof.

Oscar K. Brown, 51, has served as a member of the board of directors of Western Midstream Partners, LP (NYSE: WES) since August 2019, as chairman of that board’s Environmental, Social and Governance Committee since February 2021, and as a member of that board’s Compensation Committee since February 2022. Mr. Brown served as Senior Vice President, Strategy, Business Development and Supply Chain of Occidental Petroleum Corporation (“Occidental”), an upstream oil and gas company, from November 2018 to March 2020. In this role, Mr. Brown was responsible for, among other things, Occidental’s global business development functions and global supply chain management. Mr. Brown previously served as Senior Vice President, Corporate Strategy and Business Development from July 2017 to November 2018. Prior to joining Occidental in 2016, Mr. Brown worked at Bank of America Merrill Lynch, where he most recently served as managing director and co-head of Americas Energy Investment Banking. Mr. Brown served as Occidental’s designated representative on the board of directors of Plains All American Pipeline’s governing entity, PAA GP Holdings LLC (NYSE: PAA and PAGP) from August 2017 to September 2019. Mr. Brown also serves on the board of Houston’s Alley Theatre, and as a member of that board’s Executive Committee. A graduate of The University of Texas at Austin, he holds a Bachelor of Business Administration in Finance and Marketing.

On May 11, 2022, FREYR Battery US Holding, Inc. a Delaware corporation and subsidiary of the Company entered into an employment agreement with Mr. Brown (the “Employment Agreement”).

The Employment Agreement provides that, during his employment, Mr. Brown will be eligible to receive (i) an annual base salary of $600,000.00, (ii) discretionary annual cash bonuses, (iii) equity awards (as described below) and (iv) customary paid vacation and health benefits.

Subject to the approval of the Company’s Board of Directors (the “Board”), Mr. Brown will receive a one-time award of 250,000 non-qualified options to purchase Ordinary Shares of the Company (the “Sign-On Options”). The Sign-On Options will be subject to the terms of the Company’s 2021 Equity Incentive Plan (the “LTIP”), and any applicable award agreement issued thereunder. The Sign-On Options will vest in three (3) equal tranches over a period of three (3) years from the grant date and once vested will remain exercisable for a term not to exceed five (5) years from the grant date under the LTIP, subject in each case to Mr. Brown’s continued active employment with the Company.

Mr. Brown is also eligible to receive options granted under the LTIP. Subject to Board approval, Mr. Brown will receive an award of 300,000 options to purchase Ordinary Shares of the Company (the “LTIP Options”), to be granted annually for each of 2023 and 2024 (with such amount to be pro-rated for 2022). The LTIP Options to be granted in 2022 will be granted in accordance with the standard grant schedule for the LTIP, and the LTIP Options to be granted in 2023 and 2024 will be granted on the anniversary of such grant date in each such year. The LTIP Options will vest in three (3) equal tranches over a period of three (3) years from the grant date and once vested will remain exercisable for a term not to exceed five (5) years from the grant date under the LTIP.

Mr. Brown is further eligible to receive restricted stock units (“RSUs”) granted under the LTIP. Subject to Board approval, Mr. Brown will receive RSUs with respect to a number of Ordinary Shares with a fair market value at the time of the grant equal to $600,000.00 per year (the “LTIP RSUs”) issued pursuant to the LTIP, to be granted annually for each of 2023 and 2024 (with such amount to be pro-rated for 2022). The LTIP RSUs shall vest in three (3) equal tranches over a period of three (3) years from the grant date and be settled in cash within thirty (30) days thereafter.

In the event Mr. Brown’s employment is terminated by FREYR Battery without cause or by Mr. Brown for good reason, then he will be entitled to receive continued rights to indemnification and coverage under the Company’s directors and officers insurance liability policy. Additionally, subject to his execution and non-revocation of a release and compliance with certain restrictive covenants described below, Mr. Brown would be entitled to:

●	one (1) year base salary, calculated on the basis of annual wages during the twelve (12) months immediately prior to termination and subject to the terms of the Employment Agreement; and

●	in the event that he timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, reimbursement for the full cost of premiums under COBRA for a period of six (6) months following the date of termination.

If, during the twelve (12) months immediately following a change in control, Mr. Brown experiences a termination of employment under circumstances which would entitle him to severance as though his employment were terminated by FREYR Battery without cause or by himself for good reason (as discussed above), then Mr. Brown would be entitled to the following:

●	All then-unvested Sign-On Options will vest and be canceled in exchange for cash payment equal to the aggregate spread (if any) with respect to such Sign-On Options;

●	All then-unvested LTIP Options will vest and be canceled in exchange for a cash payment equal to the aggregate spread (if any) with respect to such LTIP Options; and

●	All then-unvested LTIP RSUs will vest and be cashed out.

A copy of the press release announcing the appointment of Mr. Brown is attached as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. Brown and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Brown has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which he was selected as an officer.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.1	Employment Agreement, dated May 9, 2022, by and between FREYR Battery US Holding, Inc. and Oscar K. Brown	10-Q	001-40581	10.4	05/11/2022

99.1	Press Release of FREYR Battery, issued April 4, 2022	8-K	001-40581	99.1	04/05/2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR Battery

By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

Dated: May 13, 2022

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